                                                                   EXHIBIT 99.1


                      CERTIFICATE PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

Robert W. Humphreys, the Chief Executive Officer of Delta Apparel, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

         1. The Company's Form 10-Q for the quarterly period ended September 28, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.

Date:  November 6, 2002                      /s/ Robert W. Humphreys
                                             ----------------------------------
                                             Robert W. Humphreys
                                             President & Chief Executive Officer